UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 16, 2011

LaBRANCHE & CO INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15251	13-4064735
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

33 Whitehall Street, New York, New York 10004

(Address of principal executive offices)

(212) 425-1144

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On February 16, 2011, LaBranche & Co Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Cowen Group, Inc., a Delaware corporation (“Parent”) and Louisiana Merger Sub, Inc. (“Merger Sub”), a Delaware corporation and a direct wholly owned subsidiary of Parent, pursuant to which, subject to the satisfaction or waiver of the conditions therein, Merger Sub will merge with and into the Company (the “Merger”), with the Company continuing as the surviving corporation and a direct wholly owned subsidiary of Parent (the “Surviving Company”). Immediately following the consummation of the Merger, Parent shall cause the Surviving Company to be merged with and into a direct wholly owned Delaware limited liability company (the “LLC”) with the LLC surviving such merger (the “Second Step Merger”).

In the Merger, each outstanding share of the Company’s common stock, par value $0.01 per share (the “Company Common Stock”), other than shares held in the Company’s treasury, will be converted into the right to receive 0.998 (the “Merger Consideration”) fully paid and nonassessable shares of Class A common stock of Parent, par value $0.01 per share (the “Parent Common Stock”). Pursuant to the terms of the Merger Agreement, each holder of Company Common Stock who would otherwise be entitled to a fraction of a share of Parent Common Stock in the Merger (after aggregating all fractional shares of Parent Common Stock to be received by such holder in the Merger) shall receive from Parent an amount of cash (rounded to the nearest whole cent) equal to the product of such fraction multiplied by $4.72, the closing share price of Parent Common Stock on the date of the Merger Agreement. Upon the effective time of the Merger, each outstanding stock option to purchase Company Common Stock or any other equity security of the Company or any of its subsidiaries, whether or not then exercisable or vested, will be cancelled for no consideration.

The transactions contemplated by the Merger Agreement are intended to qualify as a tax-free reorganization for U.S. federal income tax purposes, so that none of the Company, Merger Sub or Parent, or the Company’s stockholders generally will recognize any gain or loss in the transaction.

The Merger Agreement contains customary representations, warranties and covenants, including covenants (i) to continue conducting their respective businesses in the ordinary course during the interim period between the execution of the Merger Agreement and consummation of the Merger, (ii) not to engage in certain specified kinds of transactions during such period, (iii) that each of the Company and Parent will convene and hold a meeting of its respective stockholders to consider and vote upon, in the case of the Company stockholders, the adoption of the Merger Agreement, and, in the case of Parent stockholders, the issuance of the Merger Consideration, and (iv) that, subject to certain exceptions, the Company board of directors and the Parent board of directors will each recommend the adoption of the

Merger Agreement and issuance of the Merger Consideration, as applicable, by their stockholders. In addition, each of the Company and Parent is subject to a “no shop” restriction on its ability to solicit alternative acquisition proposals, provide information and engage in discussion with third parties, except under circumstances to permit the Company’s or Parent’s board of directors to comply with its fiduciary duties.

The Merger is subject to a number of closing conditions, including, but not limited to (i) requisite approval of the stockholders of the Company, (ii) requisite approval of the stockholders of Parent of the issuance of Parent Common Stock in connection with the Merger, (iii) the effectiveness of a Form S-4 registration statement to be filed by Parent, (iv) receipt of certain regulatory approvals (including, but not limited to, the expiration or termination of applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976), (v) receipt of customary opinions that the Merger and the Second Step Merger, taken together, will be treated as a reorganization for U.S. federal income tax purposes and (vi) (A) the consolidated tangible book equity of the Company being greater than or equal to $193,000,000, (B) the aggregate value of assets reflected on the Company’s unaudited balance sheet being less than or equal to four and one-half times the consolidated tangible book equity of the Company and (C) the aggregate value of the assets reflected on the Company’s unaudited balance sheet being less than or equal to $920,000,000, in each case as calculated on the business day immediately prior to the closing.

The Merger Agreement contains certain termination rights for both the Company and Parent, and further provides that, upon termination of the Merger Agreement under specified circumstances, one party may be required to pay the other party a termination fee of $6,250,000. The Merger Agreement also provides that, under specified circumstances, the Company or Parent may be required to reimburse the non-terminating party for up to $1,500,000 of its reasonable out-of-pocket transaction expenses.

In connection with the execution of the Merger Agreement, Parent entered into employment agreements with each of George M.L. LaBranche, IV, the chairman and chief executive officer of the Company, and William J. Burke, III, the chief operating officer of the Company, in each case effective upon the closing of the transactions contemplated by the Merger Agreement.

In connection with the execution of the Merger Agreement, certain of the executive officers of the Company entered into a Voting Agreement, dated as of February 16, 2011, with Parent (the “Company Voting Agreement”), pursuant to which they each agreed, among other things, to vote the shares of Company Common Stock held by them (representing, in the aggregate, approximately 12.5% of the outstanding shares of Company Common Stock) in favor of the Merger and against any other proposal or offer to acquire the Company.

Parent Voting Agreement

In connection with the execution of the Merger Agreement, the Company also entered into a Voting Agreement, dated as of February 16, 2011, by and between the Company and RCG Holdings LLC (the “Parent Voting Agreement”). Pursuant to the terms of the Parent Voting Agreement, RCG Holdings LLC agreed, among other things, to vote all of its shares of Parent Common Stock (representing approximately 44.5% of the outstanding shares of Parent Common Stock as of February 16, 2011) in favor of the issuance of shares of Parent Common Stock in connection with the Merger.

The Merger Agreement and the Parent Voting Agreement have been filed as exhibits to this Current Report on Form 8-K to provide you with information regarding the terms of the agreements and are not intended to modify or supplement any factual disclosures contained in the Company’s public reports filed with the Securities and Exchange Commission (the “SEC”). In particular, the Merger Agreement, Parent Voting Agreement and related summary are not intended to be, and should not be relied upon as, disclosures regarding any facts and circumstances relating to the Company. The representations and warranties have been negotiated with the principal purpose of establishing the circumstances in which a party may have the right not to close the transaction if the representations and warranties of the other party prove to be untrue due to a change in circumstance or otherwise, and allocates risk between the parties, rather than establishing matters as facts. The representations and warranties may also be subject to a contractual standard of materiality different from those generally applicable to stockholders.

The foregoing description of the Merger Agreement and Parent Voting Agreement does not purport to be complete and is qualified in its entirety by reference to such agreements. A copy of the Merger Agreement is filed as Exhibit 2.1 hereto and is incorporated herein by reference and a copy of the Parent Voting Agreement is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

The schedules to the Merger Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish copies of any such schedules to the U.S. Securities and Exchange Commission upon request.

Important Information For Investors And Stockholders

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. In connection with the proposed transaction, Parent and the Company will file relevant materials with the SEC, including a registration statement on Form S-4 that will include a joint proxy statement of Parent and the Company and that also constitutes a prospectus of Parent. Parent and the

Company will each mail the final joint proxy statement/prospectus to its respective stockholders. Investors and security holders are urged to read these documents (if and when they become available) and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information about Parent, the Company and the proposed transaction. Investors and security holders may obtain these documents (and any other documents filed by Parent or the Company with the SEC) free of charge at the SEC’s website at www.sec.gov. In addition, the documents filed with the SEC by Parent may be obtained free of charge by directing such request to: Investor Relations, 599 Lexington Avenue, New York, NY 10022 or from Parent’s Investor Relations page on its corporate website at www.cowen.com and the documents filed with the SEC by the Company be obtained free of charge by directing such request to: Investor Relations, 33 Whitehall Street, New York, NY 10004 or from the Company’s Investor Relations page on its corporate website at www.labranche.com.

The directors, executive officers, and certain other members of management and employees of each of Parent and the Company may be deemed to be participants in the solicitation of proxies in favor of the proposed transactions from the stockholders of Parent and from the stockholders of the Company, respectively. Information about the executive officers and directors of Parent is set forth in the proxy statement for Parent’s 2010 Annual Meeting of Stockholders, which was filed with the SEC on April 30, 2010 and information about the executive officers and directors of the Company is set forth in the proxy statement for the Company’s 2010 Annual Meeting of Stockholders, which was filed with the SEC on April 8, 2010.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are furnished or filed, as applicable, with this Current Report on Form 8-K:

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of February 16, 2011, among Cowen Group, Inc., Louisiana Merger Sub, Inc. and LaBranche & Co Inc.

10.1	Voting Agreement, dated as of February 16, 2011, by and between LaBranche & Co Inc. and RCG Holdings LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LaBRANCHE & CO INC.

By:	/s/ Jeffrey A. McCutcheon
	Name:	Jeffrey A. McCutcheon
	Title:	Senior Vice President and Chief Financial Officer

Dated: February 17, 2011

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of February 16, 2011, among Cowen Group, Inc., Louisiana Merger Sub, Inc. and LaBranche & Co Inc.

10.1	Voting Agreement, dated as of February 16, 2011, by and between LaBranche & Co Inc. and RCG Holdings LLC